EXHIBIT 8.9(f)

Amendment No. 5 to

Third-Party Insurance Administrative Services Agreement

This Amendment No. 5 (this “Amendment”), effective as of June 1, 2008, following receipt of approval from the Illinois Department of Insurance, except as noted below (the “Effective Date”), modifies certain terms of the Insurance Administrative Services Agreement dated September 7, 2004 as amended (the “Agreement”), by and between Kemper Investors Life Insurance Company (“Client”), and IBM Business Transformation Outsourcing Insurance Services Corporation, (“IIOS”), a South Carolina corporation with its principal place of business at 2000 Wade Hampton Boulevard, Greenville, South Carolina 29615.

Except as specifically modified in this Amendment, all terms of the Agreement (as amended) shall remain in full force and effect. Any capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Agreement. This Amendment may be executed in counterparts.

WHEREAS, IIOS and Client have previously entered into the Agreement effective as of September 7, 2004, under which IIOS agreed to provide certain third-party insurance administrative services for Client; and

WHEREAS, Client will begin offering a new flexible premium variable deferred annuity product, underwritten by Client, which will be known under the marketing name “Global Advantage”; and

WHEREAS, Client desires to add the Global Advantage Block of Business to the scope of IIOS Services (the “Global Advantage Services”), subject to the terms and conditions set forth in the Agreement; and

WHEREAS, the parties wish to reduce their agreement to writing.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other valuable consideration the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.         Services Start Date. The Services Starting Date for the Global Advantage Services shall be August 4, 2008 (the “Global Advantage Services Starting Date”).

2.         Amended Section 1.15. Section 1.15 shall be amended as follows:

1.15 “Contract” or “Contracts” means one or all of the variable annuity contracts (including contract riders, endorsements, and associated contract benefits), that are registered with the SEC as securities, that are supported by the assets in the Separate Account(s), the MVA Account and the General Account, and for which IIOS shall be performing the Services under this Agreement that are more specifically identified by the plan codes listed on Exhibit 1.15.

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3.         Amended Section 6.5. Section 6.5 shall be amended to add the following sentence:

The Contract Administration fees for the Destinations product and the Global Advantage product shall be stated separately on the billing statement.

4.         Amended Exhibit 1.15.  Exhibit 1.15 shall be deleted in its entirety and replaced with the attached Amended Exhibit 1.15.

5.         Amended Exhibit 3.2.  As of the Global Advantage Services Starting Date, Exhibit 3.2 “Insurance Administrative Services” shall be amended as follows:

A.	Inclusion of the following new item “R”:

R.	New Business Services

1.	Screen and process incoming applications based on issue requirements
2.	Notify necessary parties of any error or missing data needed to establish certificate owner, annuitant, or contract owner records.
3.	Issue policies timely and accurately in accordance with the written service standards as defined in Exhibit 3.2.1.
4.	Application of all incoming premiums
5.	Process refunds as required
6.	Generate and mail policy contract
7.	Perform and track transfer follow-ups (1035 Tracking)
8.	Process reissues of the policy contract as needed
9.	Establish and maintain all contract records

B.	The following new items shall be added to Section I “Financial Accounting Support Services”:
18.	Handle federal tax withholding deposits (daily)
19.	Report federal withholding taxes (annually)
20.	Handle state tax withholding deposits for 34 states (vary by state)
21.	Report state withholding taxes for 34 states (quarterly and annually)

6.         Amended Exhibit 3.2.1.  As of the Global Advantage Services Starting Date, Exhibit 3.2.1 “Reporting and Tracking” shall be amended as follows:

A. The reporting standards in Sections “Telephone – Speed of Response” and “Telephone – Call Monitoring” shall remain unchanged. Based on volume, reporting shall be on a consolidated basis. Separate detail volumes broken out by Destinations and Global Advantage will be available upon request.

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B. A new reporting table shall be inserted before “Telephone – Speed of Response” as follows:

New Business

Measure/Standard		Reporting ID

New Business submitted and settled (upon receipt of al requirements)	22.) Tier 1: 95% Same Day Tier 2: 98% Next Business Day	22. Reportable*

Transfers/1035 Exchanges	23.) 95% mailed within 2 Business Days	23. Reportable*

*Reporting ID #22 and #23 will not be subject to any penalties, as described in Section 3.7 of the Administrative Services Agreement. All other reportable service standards will remain subject to the terms and conditions of Section 3.7.

7.         Amended Exhibit 6.1, Section 2 “Services Fees”. As of the Global Advantage Services Starting Date, Exhibit 6.1, Section 2 “Services Fees” shall be amended to add the following fees to the existing list of Services Fees:

Service	Cost
New Business Application	$_[REDACTED] per New Business Application *

(Includes “Not Taken” Applications)
Licensing Application	$_[REDACTED] per Licensing Application *
Tax Services (MK00129)	$_[REDACTED] per month

All fees identified above are subject to:

The monthly total minimum Contract Administration fee (the “Minimum Fee”) and the annual increases under the terms and conditions both set forth in Exhibit 6.1; and

The fees specifically identified above with an asterisk (*) are subject to:

A monthly minimum fee of $_[REDACTED], which is payable to IIOS for any month in which the actual combined total fees for these new Services would have been less than $_[REDACTED].

8.	SunGard Terms and Conditions. The following terms and conditions apply to this Amendment:

A. Overview.

Client requires that IIOS contract separately with SunGard to secure from SunGard the necessary rights to use the Compass system, as modified by the Client technical specifications provided by SunGard, in support of Client.

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B.      Amended Exhibit 6.1, Section 3, “Pass Through Costs” – SunGard License and Maintenance Fees.

Client agrees to pay the one time only new licensing fee for Global Advantage, and the annual maintenance fee for Global Advantage as a Pass Through Cost. Accordingly, Exhibit 6.1, Section 3, is hereby amended to include two new line items:

-- One Time Licensing Fee for SunGard Global Advantage $_[REDACTED]

-- Annual Maintenance Fee for SunGard Global Advantage $ _[REDACTED]*

* The Annual Maintenance Fee is subject to SunGard’s annual inflation rate

C.	Amended Article 9, Addition of New Section 9.7, “SunGard Confidential Information.”

Client acknowledges that IIOS may receive information that is confidential and proprietary to SunGard (“SunGard Confidential Information”) in the course of IIOS’ providing services to Client, and that Client may receive or become aware of SunGard Confidential Information from IIOS. Client agrees to maintain SunGard Confidential Information in strictest confidence and not to share it with any other person, entity, or competitor of SunGard, except as required by law. Client further agrees to allow access to SunGard Confidential Information only to those Client employees whose responsibilities require such access. If Client believes access to SunGard Confidential Information is required for any Client subcontractors or other non-employees, then Client and IIOS must agree in writing to appropriate safeguards before any Client subcontractors or other non-employees may receive any SunGard Confidential Information. Client acknowledges that none of these provisions amount to a transfer by SunGard to Client of any rights whatsoever in SunGard Confidential Information.

D.      Amended Section 10.1 (j), “Representations and Warranties of Customer” — License and Warranty of Contributed Materials.

For purposes of this Amendment, the following is hereby added to Section 10.1, “Representations and Warranties of Customer,” paragraph (j):

Client is contributing various designs, plans, specifications, and other materials (“Contributed Materials”) for IIOS’ inclusion in the SunGard Compass product(s) or documentation. Client warrants to IIOS that Client has all necessary rights to provide and license the Contributed Materials, and further that the Contributed Materials do not infringe any United States intellectual property right. Client is liable for breach of these warranties to the extent that any resulting claims are based on the inclusion of Contributed Material in SunGard products or documentation provided by IIOS to Client. Client hereby grants to IIOS a worldwide, perpetual, irrevocable, freely assignable, fully paid license, including the right to sublicense persons, to use, make sell, reproduce, distribute, export, modify, create derivative works based on, and disclose Contributed Material as part of the provision of services or licensing of products of IIOS’s supplier, SunGard, to any person.

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By the signatures of their authorized representatives, the Parties agree to the terms of this Amendment as of the Effective Date, regardless of when signed:

KEMPER INVESTORS LIFE	IBM BUSINESS
INSURANCE COMPANY	TRANSFORMATION
OUTSOURCING INSURANCE SERVICES CORPORATION

/s/ Diane C. Davis	/s/ Philip C. Ratcliff
Signature	Signature

Diane C. Davis	Philip C. Ratcliff
Print Name	Print Name

President & COO	Vice President & Treasurer
Title	Title

June 12, 2008	June 13, 2008
Date	Date

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AMENDED EXHIBIT 1.15

PLAN CODES FOR

CONTRACTS

Contracts shall mean either the Scudder Destinations contracts or the Global Advantage Series contracts issued by Kemper Investors Life Insurance Company on the following Contract plan codes:

Hlp code	hlp value	hlp text
34690	0	IRA
22191	1	Roth IRA
1745	3	SEPP IRA
28451	8	Non-qualified annuity
845	C	401(k) Plan
2461	J	TSA Non-Exempt
3	L	TSA Exempt

REGISTRATION NUMBERS

FOR CONTRACTS

Name of SEC Registrant or Contract	Registration Number

KILICO Variable Annuity Separate Account	811-03199

KILICO Destinations Annuity/ Farmers Destinations Annuity	333-22375

Kemper Investors Life Insurance Company (MVA registered on Form S-3)	333-11497

Kemper Investors Life Insurance Company (MVA registered on Form S-3)	333-22389

KILICO Variable Annuity Separate Account – 3	811-22161

Global Advantage Series Annuity	333-148489

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